Exhibit 23.21

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 3, 2015 with respect to the audited financial statements of FutureLand Properties, LLC for the period from October 6, 2014 (Inception) through March 31, 2015.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 7, 2016